===================================================================


                           UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D.C. 20549

                 __________________________________



                             FORM 8-K/A

                           CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(d) OF
                THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  August 21, 1998




               UNIFIED FINANCIAL SERVICES, INC.
    (Exact name of registrant as specified in its charter)


         DELAWARE             0-22629           35-1797759
      (State or other    (Commission File    (I.R.S. Employer
      jurisdiction of         Number)         Identification
       organization)                              Number)



      431 NORTH PENNSYLVANIA STREET
          INDIANAPOLIS, INDIANA               46204-1873
(Address of principal executive offices)      (Zip Code)



Registrant's telephone number, including area code:  (317) 634-3301

===================================================================

ITEM 2.   ACQUISITION OF ASSETS

          Reference is made to the Current Report on Form 8-K filed by the Registrant on August 28, 1998 announcing the closing of the merger of Fiduciary Counsel, Inc. into a wholly owned subsidiary of the Registrant, and the consummation of the sale of assets by EMCO Estate Management Company, Inc. to a wholly owned subsidiary of the Registrant. Both transactions became effective as of August 21, 1998.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Financial Statements of Business Acquired

               (i)    Independent Auditors' Report

               (ii) Balance Sheets (Audited) as of December 31, 1997 and December 31, 1996

               (iii) Statement of Cash Flows (Audited) for the years ended December 31, 1997 and December 31, 1996

               (iv) Statement of Operations and Retained Earnings (Deficit) (Audited) for the years ended December 31, 1997 and December 31, 1996

               (v)    Notes to Audited Financial Statements

               (vi)   Balance Sheet (Unaudited) as of June 30, 1998

               (vii) Statement of Income and Retained Earnings (Deficit) (Unaudited) for the six months ended June 30, 1998 and June 30, 1997

               (viii) Comparative Statement of Cash Flows (Unaudited) for the six months ended June 30, 1998 and June 30, 1997

               (ix)   Notes to Unaudited Financial Statements

          (b)  Pro Forma Financial Information

               (i) Pro Forma Condensed Consolidated Balance Sheet (Unaudited) as of June 30, 1998

               (ii) Pro Forma Condensed Consolidated Income Statement (Unaudited) for the six months ended June 30, 1998

               (iii) Pro Forma Condensed Consolidated Income Statement (Unaudited) for the year ended December 31, 1997

               (iv) Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

          (c)  Exhibits

        See Exhibit Index.




                                     - 2 -

To the Board of Directors and
  Stockholders of Fiduciary Counsel, Inc.
New York, New York

                 INDEPENDENT AUDITORS' REPORT
                 ----------------------------

We have audited the accompanying statements of financial condition of Fiduciary Counsel, Inc. as of December 31, 1997 and 1996, and the related statements of operations and retained earnings (deficit), and cash flows for the years then ended. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Fiduciary Counsel, Inc. at December 31, 1997 and 1996, and the results of operations and cash flows for the years then ended in conformity with generally accepted accounting principles.



/s/ Larry E. Nunn & Associates, L.L.C.

Columbus, Indiana
October 6, 1998


                                  FIDUCIARY COUNSEL, INC.
                                     BALANCE SHEETS
                                December 31, 1997 and 1996
                                                                  1997          1996
                                                                  ----          ----
                  ASSETS
                  ------
Current Assets:
 Cash and cash equivalents                                      $191,476     $ 219,775
 Accounts receivable, net of allowance for
   doubtful accounts of $-0-                                      57,602        32,955
 Loans receivable - affiliated companies                         184,852       177,484
 Other receivables                                                18,080        11,727
 Other current assets                                             31,205        21,169
                                                                --------     ---------
       Total current assets                                      483,215       463,110
                                                                --------     ---------

Fixed Assets:
 Furniture and equipment                                         164,942       232,660
 Leasehold improvements                                           11,561       290,168
                                                                --------     ---------
                                                                 176,503       522,828
 Less: Accumulated depreciation                                  (46,549)     (486,908)
                                                                --------     ---------
       Net Fixed Assets                                          129,954        35,920
                                                                --------     ---------

Other Assets:
 Security deposits                                                23,530         5,315
 Marketable equity securities                                     13,782         6,984
                                                                --------     ---------
       Total Other Assets                                         37,312        12,299
                                                                --------     ---------
       Total Assets                                             $650,481     $ 511,329
                                                                ========     =========

   LIABILITIES AND STOCKHOLDERS' EQUITY
   ------------------------------------
Current Liabilities:
 Capital lease obligations, current portion                     $ 31,768     $  11,222
 Accrued compensation                                              8,059         6,944
 Accounts payable and accrued expenses                            76,336       120,692
 Unearned fee income                                             183,039       218,151
 Income taxes payable                                                -           7,395
                                                                --------     ---------
       Total Current Liabilities                                 299,202       364,404
                                                                --------     ---------

Capital lease obligation, less current portion                    70,062           -
                                                                --------     ---------
       Total Liabilities                                         369,264       364,404
                                                                --------     ---------

Stockholders' Equity:
 Common stock, no par value, 50,000 shares
   shares authorized, issue and outstanding
   including 50 shares held in treasury                           52,809        52,809
 Capital contributed in excess of stated value                   168,243       168,243
 Retained earnings                                                60,415       (73,877)
                                                                --------     ---------
                                                                 281,467       147,175
 Less: Treasury stock, at cost, 50 shares                           (250)         (250)
                                                                --------     ---------
       Total Stockholders' Equity                                281,217       146,925
                                                                --------     ---------
       Total Liabilities & Stockholders' Equity                 $650,481     $ 511,329
                                                                ========     =========


See independent auditor's report and notes to financial statements.


                            FIDUCIARY COUNSEL, INC.
                            STATEMENT OF CASH FLOWS
                           December 31, 1997 and 1996
                                                        1997               1996
                                                        ----               ----
Net Income                                            $134,292          $  74,588
Adjustments to reconcile net income to net cash
   provided by operating activities
     Depreciation and amortization                      55,276             43,977
     Gain on sale of marketable equity securities       (6,540)              (666)
     Gain on sale of furniture and equipment            (1,700)               -
     (Increase) Decrease in:
        Accounts receivable                            (24,647)           113,762
        Loans receivable - affiliated companies         (6,449)            (3,933)
        Loans receivable                                (7,273)           (18,654)
        Other current assets                           (10,036)            (1,569)
     Increase (Decrease) in:
        Accrued compensation                             2,785               (387)
        Accounts payable and accrued expenses          (46,121)          (149,954)
        Unearned fee income                            (35,112)            25,868
        Income taxes payable                            (7,395)            (2,855)
                                                      --------          ---------
   Net cash provided by operating activities            47,080             80,177
                                                      --------          ---------

Cash flows from investing activities:
   Purchase of equipment                               (22,009)            (6,678)
   Purchase of leasehold improvements                  (11,561)               -
   Proceeds from sale of furniture and equipment         1,700                -
   Increase in security deposits                       (18,215)               -
   Purchase of marketable securities, net of due        (8,789)            (5,723)
   Proceeds from sale of marketable securities           8,625              5,559
                                                      --------          ---------
   Net cash used by investing activities               (50,249)            (6,842)
                                                      --------          ---------

Cash flows from financing activities:
   Payments made on capital lease obligation           (25,130)           (16,710)
                                                      --------          ---------
   Net cash provided (used) in financing activities    (25,130)           (16,710)
                                                      --------          ---------

     Net increase in cash                              (28,299)            56,625

Cash and cash equivalents, beginning of year           219,775            163,150
                                                      --------          ---------
Cash and cash equivalents, end of year                $191,476          $ 219,775
                                                      ========          =========

Supplemental disclosure of cash flow information
------------------------------------------------

   Cash paid for interest                             $  6,378          $   3,106

   Cash paid for income taxes                         $ 20,574          $  22,796



See independent auditor's report and notes to financial statements.

                                  FIDUCIARY COUNSEL, INC.
                  Statements of Operations and Retained Earnings (Deficit)
                                December 31, 1997 and 1996

                                                                 1997          1996
                                                                 ----          ----
Income:
 Fee income - investment advisory                             $1,277,954    $1,532,481
 Investment income                                                 3,498         3,346
 Gain on sale of furniture and equipment                           1,700           -
 Realized gain on sale of securities                               6,540           666
                                                              ----------    ----------
      Total income                                             1,289,692     1,536,493
                                                              ----------    ----------

Expenses:
 Compensation and benefits                                       482,873       837,073
 Commissions                                                      48,794        13,920
 Retirement pay                                                   61,400        70,610
 Consulting fees                                                 115,856        62,600
 Occupancy                                                       100,096       148,137
 Computer services                                                66,474        49,486
 Professional fees                                                25,046        18,867
 Insurance                                                         6,282         9,319
 Telephone                                                        13,724        17,847
 Postage and stationary                                           18,220        16,801
 Depreciation and amortization                                    55,276        43,977
 Interest                                                          6,378         3,109
 Travel and entertainment                                        100,951       107,016
 Dues and subscriptions                                           19,413        14,323
 All other                                                        27,926        29,014
                                                              ----------    ----------
      Total Expenses                                           1,148,709     1,442,099
                                                              ----------    ----------
      Income before income taxes                                 140,983        94,394

      Provision for income taxes                                   6,691        19,806
                                                              ----------    ----------
      Net income                                                 134,292        74,588

 Retained earnings (deficit) beginning of year                   (73,877)     (125,638)

 Prior period adjustment                                             -         (22,827)
                                                              ----------    ----------
 Retained earnings (deficit) beginning of year -- Restated       (73,877)     (148,465)
                                                              ----------    ----------
 Retained earnings (deficit) end of year                      $   60,415    $  (73,877)
                                                              ==========    ==========


See independent auditor's report and notes to financial statements.


                     FIDUCIARY COUNSEL, INC.
                  NOTES TO FINANCIAL STATEMENTS
          For the Years Ended December 31, 1997 and 1996


NOTE 1 - ORGANIZATION

         Fiduciary Counsel, Inc. (the "Company") was organized under the laws of the State of Delaware on April 30, 1931, and is in the investment advisory business. The Company's headquarters is located in New York, but also had operations in Illinois, New Jersey and Virginia during 1997 and 1996.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Fees and commissions - The Company records revenue on the
         --------------------
         accrual basis of accounting and records the commission expense to subadvisors and commissioned employees, which are generally based upon established fee schedules and contracts.

         Marketable equity securities - Marketable equity securities
         ----------------------------
         are carried at the lower of cost or market.

         Furniture, equipment and leasehold improvements - Furniture,
         -----------------------------------------------
         equipment and leasehold improvements are recorded at cost. Depreciation is provided by the accelerated cost recovery method for furniture and equipment over five to seven years and the straight-line method for leasehold improvements over five years and ten years for the years ended December 31, 1997 and 1996, respectively.

         Income taxes - The Company has adopted Statement of
         ------------
         Financial Accounting Standards No. 109 (SFAS 109) accounting for income taxes. The Statement requires use of the liability method of accounting for deferred income taxes.

         Deferred taxes are provided on temporary differences in reporting certain transactions for financial accounting and tax purposes. The items treated in this manner are difference in recording depreciation expense, the unrealized market value loss on investments and the resulting difference on the sale of property and investments when sold or retired. Due to the loss carry forwards there has not deferred tax liability or asset recorded. During 1997, the Company used a depreciation difference on leasehold improvements abandoned with its move to eliminate Federal income taxes. During 1996 the Company used net operating loss carryforwards to eliminate Federal income taxes. The statement of operations and retained earnings for 1997 and 1996 report the income tax expense net of these benefits.


                       FIDUCIARY COUNSEL, INC.
                    NOTES TO FINANCIAL STATEMENTS
            For the Years Ended December 31, 1997 and 1996


         The Company has available for federal income tax purposes an investment tax credit and capital loss carry-forwards expiring as follows:


                                             Net
                                          operating   Investment     Capital
                                             loss     tax credit      loss
                                          ---------   ----------     -------
         For the year ended December 31, 1997
         ------------------------------------
                      1998                 $   -        $  -         $1,544
                      2000                     -         4,076          -
                      2012                  66,177         -            -
                                           -------      ------       ------
                      Total                $66,177      $4,076       $1,544
                                           =======      ======       ======
         For the year ended December 31, 1996
         ------------------------------------
                      1997                 $   -        $  -         $4,723
                      1998                     -           -          3,361
                      1999                     -         4,076          -
                                           -------      ------       ------
                      Total                $   -        $4,076       $8,084
                                           =======      ======       ======

         Employee benefits - The Company has established a 401(k)
         -----------------
         plan that enables employees on a salary reduction basis to contribute from 1% to 15% of compensation up to a maximum dollar limitation. The plan provides for no employer match.

         Bonus and incentive plans - The Company has a bonus and
         -------------------------
         incentive plan covering all employees and members of management. Bonus and incentive plan expense is at the discretion of the Board of Directors.

         Use of estimates - The preparation of financial statements
         ----------------
         in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.
         Accordingly, actual results could differ form those estimates.

         Statement of cash flows - For the purposes of the statement
         -----------------------
         of cash flows, the Company considers highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

NOTE 3 - MARKETABLE EQUITY SECURITIES

         Marketable Equity Securities included in non-current assets had a cost of $13,782 and $6,984 and a market value of $14,577 and $8,695 as of December 31, 1997 and 1996,
         respectively. Gross unrealized gains and gross unrealized losses pertaining to the non-current marketable equity securities were as follows:


                     FIDUCIARY COUNSEL, INC.
                  NOTES TO FINANCIAL STATEMENTS
          For the Years Ended December 31, 1997 and 1996


                                                        1997         1996
                                                        ----         ----
                 Gross unrealized gains                $2,964       $3,604
                 Gross unrealized losses                2,169        1,893
                                                       ------       ------
                   Net unrealized gain                 $  795       $1,711
                                                       ======       ======

NOTE 4 - CAPITAL LEASE OBLIGATION

         The Company leased both computer and office equipment under capital leases during 1997 and computer equipment during 1996. The economic substance of the leases is that the Company is financing the acquisition of the equipment through the leases and, accordingly, they are recorded in the Company's assets and liabilities.

         The following are schedules by years of the future minimum payments required under the leases together with their present value as of December 31, 1997 and 1996, respectively:

         For the year ended              December 31, 1997    December 31, 1996
                                         -----------------    -----------------
                1997                                             $ 11,632
                1998                         $ 39,216
                1999                           39,216
                2000                           28,145
                2001                            7,632                 -
                                             --------            --------
         Total lease payments                 114,209              11,632

         Less amount representing interest     12,379                 410
                                             --------            --------
         Present value of net future
           payments                           101,830              11,222
         Less current portion                 (31,768)            (11,222)
                                             --------            --------

         Long-term portion                   $ 70,062            $    -
                                             ========            ========

         The leases are each secured by the underlying equipment and the total capitalized cost of the capitalized leases was $115,739 in 1997 and $65,838 in 1996. The capitalized lease property acquired in 1997 totaling $115,239 was a non cash investing and financing transaction, therefore not included in the statement of cash flow.

NOTE 5 - LEASE COMMITMENTS

         The Company leases offices space under a non-cancelable operating leases expiring at July 31, 2002 and July 31, 1997 for the years ended December 31, 1997 and 1996, respectively. Such leases contain a provision for increasing rental due to increased expenses, taxes and cost of living. The office space is subleased under non-cancelable operating leases. The Company moved its New York location during 1997 when the lease expired in July 31, 1997.

                        FIDUCIARY COUNSEL, INC.
                    NOTES TO FINANCIAL STATEMENTS
            For the Years Ended December 31, 1997 and 1996


         The total rent expense was $302,412 which was reduced by the sublease rent of $154,275 during the year ended December 31, 1996. The total rent expense was $174,001, which was reduced by the sublease rent of $81,410 during the year ended December 31, 1997.

         The following are schedules by years of future minimum lease payments required under the non-cancelable operating lease.

         For the year ended               December 31, 1997     December 31, 1996
                                          -----------------     -----------------
                1997                              -                 $164,807
                1998                         $ 92,084                    -
                1999                           93,430                    -
                2000                           96,661                    -
                2001                           98,546                    -
                2002                           57,483                    -
                                             --------               --------

                  Totals                     $438,204               $164,807
                                             ========               ========

         All rental payments are charged to operations as they are made. Rental income is netted against rental expense.

NOTE 6 - RELATED PARTY TRANSACTIONS

         The Company leases office space to a related party, Estate Management Company, Inc. ("EMCO") which amounted to $13,750 in 1997 and $22,575 in 1996. As of December 31, 1997 and 1996,
         EMCO owed the Company $20,241 and $21,622, respectively.

         The Company leases office space to a related party, Starwood Corporation ("SWC") which amounted to $9,700 in 1997 and $13,200 in 1996. As of December 31, 1997 and 1996, SWC owed the Company $7,898 and $13,648 respectively.



NOTE 7 - CONTINGENCIES & COMMITMENTS

         The Company maintains bank accounts that periodically exceed the FDIC guarantee limit during a year. At December 31, 1996, the Company had a bank account, which was in excess of the FDIC limit by approximately $54,610. Additionally, the Company maintains money market funds, which are not FDIC guaranteed and therefore involve risk to principal. The balance in money market funds at December 31, 1997 and December 31, 1996 was $85,256 and $101,591, respectively.

         The Company entered into a retirement pay plan with two of its former employees, wherein the Company agreed to pay each of them a ten percent (10%) commission on fees billed to clients retained by the Company, which had been managed by each individual during his or her employment. The plan and payments for each individual will cease upon the death of the former employee. During the years

                     FIDUCIARY COUNSEL, INC.
                  NOTES TO FINANCIAL STATEMENTS
           For the Years Ended December 31, 1997 and 1996


         ended December 31, 1997 and December 31, 1996 the commissions under this plan amounted to $61,401 and $70,610, respectively.


NOTE 8 - RESTATEMENT

         The financial statements have been restated to adjust for settlement expense of $22,827, which had been reported in previously issued financial statements as an expense during the year, ended December 31, 1996. The settlement was the result of business operations prior to 1996 and the amount of the settlement was probable and the settlement cost was known as of December 31, 1995. The effect on the financial statements was to reduce the expense in 1996 and reduce the retained earnings (deficit) as of December 31, 1995 by the settlement amount.

NOTE 9 - FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying amounts of financial instruments including cash, accounts receivable, accrued compensation and accounts payable approximated fair value as of December 31, 1997 and 1996 because of the relatively short-term maturity of these instruments.


                      FIDUCIARY COUNSEL, INC.
                           Balance Sheet              UNAUDITED
                           June 30, 1998

                               ASSETS
                               ------
CURRENT ASSETS
--------------
Cash                                                      $302,465
Accounts receivable, net of doubtful accounts of $0         40,186
Loan receivable - affiliated company                       156,079
Loans receivable                                            10,691
Other current assets                                        28,416
                                                          --------
   Total current assets                                    537,837
                                                          --------
FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS
-----------------------------------------------
Furniture and equipment                                    157,191
Leasehold improvements                                      11,561
                                                          --------
                                                           168,752
Less: Accumulated depreciation and amortization             57,289
                                                          --------
Net furniture, equipment and leasehold improvements        111,463
                                                          --------
OTHER ASSETS
------------
Security deposits                                           23,530
Marketable equity securities                                13,614
                                                          --------
   Total other assets                                       37,144
                                                          --------
   Total assets                                           $686,444
                                                          ========

               LIABILITIES AND STOCKHOLDERS' EQUITY
               ------------------------------------

CURRENT LIABILITIES
-------------------
Capital lease obligations, current portion                $ 30,694
Accrued compensation                                       172,000
Accounts payable and accrued expenses                       53,074
Unearned fee income                                        120,325
Income taxes payable                                           -
                                                          --------
   Total current liabilities                               376,093
Capital lease obligations, less current portion             55,686
                                                          --------
   Total liabilities                                       431,779
                                                          --------

STOCKHOLDERS' EQUITY
--------------------
Common stock, no par value:
   50,000 shares authorized and issued                      52,809
Capital contributed in excess of stated value              168,243
Retained earnings                                           33,863
                                                          --------
                                                           254,915
Less: Treasury stock, at cost, 50 shares                       250
                                                          --------
   Total stockholders' equity                              254,665
                                                          --------
   Total liabilities and stockholders' equity             $686,444
                                                          ========

The accompanying notes are an integral part of these financial statements.




                         FIDUCIARY COUNSEL, INC.                                UNAUDITED
           Statement of Income and Retained Earnings (Deficit)
             For the six months ended June 30, 1998 and 1997

                                                                 1998                1997
                                                               --------            --------
INCOME
------
Fee income - Investment advisory                               $658,854            $665,452
Investment income                                                 2,680               2,104
Loss on disposition of furniture and equipment                   (1,223)                -
Other income                                                      1,352               1,700
                                                               --------            --------
    Total income                                                661,663             669,256
                                                               --------            --------

EXPENSES
--------
Compensation and benefits                                       412,247             261,668
Commissions                                                      21,666               7,087
Retirement pay                                                   33,916              35,481
Consulting fees                                                  26,395              31,806
Occupancy                                                        42,876              75,422
Computer services                                                28,585              25,656
Professional fees                                                21,886              14,047
Insurance                                                         3,060               4,769
Telephone                                                         8,633               6,176
Postage and stationery                                            9,572               7,779
Depreciation and amortization                                    22,707              22,712
Interest                                                          4,984                 617
Travel and entertainment                                         39,553              58,684
Dues and subscriptions                                            9,082               6,443
All other                                                         5,900              12,897
                                                               --------            --------
    Total expenses                                              691,062             571,244

    Income before income taxes                                  (29,399)             98,012

Provision for income taxes (benefit)                             (2,847)              9,800
                                                               --------            --------

    Net income                                                  (26,552)             88,212

Retained earnings (deficit), beginning of year                   60,415             (73,877)
                                                               --------            --------

Retained earnings, end of year                                 $ 33,863            $ 14,335
                                                               ========            ========


The accompanying notes are an integral part of these financial statements.








                                      FIDUCIARY COUNSEL, INC.            UNAUDITED
                                Comparative Statement of Cash Flows
                          For the six months ended June 30, 1998 and 1997

                                                                 1998                1997
                                                               --------           ---------
CASH FLOWS FROM OPERATING ACTIVITIES
------------------------------------
Net income                                                     $(26,552)          $  88,212
Adjustments to reconcile net income
   to net provided by operating activities:
      Depreciation and amortization                              22,707              22,712
      Book value of furniture and equipment                       1,223              (1,700)
      Unrealized gain in securities                                 168                 -
      (Increase) decrease in:
        Accounts receivable                                      17,416             (15,758)
        Loan receivable - affiliated companies                   28,678             (28,374)
        Loan receivable                                           7,485               3,916
        Other current assets                                      2,789                (598)
      Increase (decrease) in:
        Accrued compensation                                    160,000              (9,215)
        Accounts payable and accrued expenses                   (19,146)             26,521
        Unearned fee income                                     (62,714)           (103,056)
        Income taxes payable                                        -                 2,405
                                                               --------           ---------
   Net cash provided (used) by operating activities             132,054             (14,935)
                                                               --------           ---------

CASH FLOWS FROM INVESTING ACTIVITIES
------------------------------------
Purchase of equipment                                            (5,439)            (25,764)
Proceeds from sale of furniture and equipment                       -                 1,700
Increase in security deposits                                       -               (21,405)
                                                               --------           ---------
   Net cash used by investing activities                         (5,439)            (45,469)
                                                               --------           ---------

CASH FLOWS FROM FINANCING ACTIVITIES
------------------------------------
Reduction of capital lease obligations                          (15,451)             (9,051)
                                                               --------           ---------
   Net cash used in financing activities                        (15,451)             (9,051)
                                                               --------           ---------

   Net increase (decrease) in cash                              111,164             (69,455)

Cash, beginning of year                                         191,301             219,694
                                                               --------           ---------

Cash, end of year                                              $302,465           $ 150,239
                                                               ========           =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
-------------------------------------------------
Cash paid for interest                                         $  4,984           $     617

Cash paid for income taxes                                     $    125           $  16,224


The accompanying notes are an integral part of these financial statements.








                              FIDUCIARY COUNSEL, INC.

                           NOTES TO FINANCIAL STATEMENTS

                      For the six months ended June 30, 1998



Note 1 - Summary of Significant Accounting Policies
         ------------------------------------------

         Organization - Fiduciary Counsel, Inc. (the "Company") was organized
         ------------
         under the laws of the State of Delaware, on April 30, 1931, and is in the investment advisory business.

         Marketable equity securities - Marketable equity securities are
         ----------------------------
         carried at the lower of cost or market.

         Furniture, equipment and leasehold improvements - Furniture,
         -----------------------------------------------
         equipment and leasehold improvements are recorded at cost. Depreciation is provided by the accelerated cost recovery method for furniture and equipment over five to seven years and the straight-line method for leasehold improvements over the life of the lease.

         Income taxes - The Company has available for federal income tax
         ------------
         purposes an investment tax credit and capital loss carry-forwards expiring as follows:

                                                    Net
                                                 operating      Investment       Capital
                                                   loss         tax credit        loss
                                                 ---------      ----------       -------
         For the year ended December 31, 1997
         ------------------------------------

            1998                                  $ - 0 -         $- 0 -         $1,544
            2000                                    - 0 -          4,076          - 0 -
            2012                                   66,177          - 0 -          - 0 -
                                                  -------         ------         ------
            Total                                 $66,177         $4,076         $1,544
                                                  =======         ======         ======


         Employee benefits - The Company has established a 401 (k) plan that
         -----------------
         enables employees on a salary reduction basis to contribute from 1% to 15% of compensation up to a maximum dollar limitation. The plan provides for no employer match.

         Bonus and incentive plans - The Company has a bonus and incentive
         -------------------------
         plan covering all employees and members of management. Bonus and incentive plan expense is at the discretion of the Board of Directors.

         Use of estimates - The preparation of financial statements in
         ----------------
         conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Note 2 - Marketable Equity Securities
         ----------------------------

         Marketable equity securities included in non-current assets had a cost of $13,782 and a market value of $14,577 as of June 30, 1998. Gross unrealized gains and gross unrealized losses pertaining to the non-current marketable equity securities were as follows:







         Gross unrealized gains                      $2,964
         Gross unrealized losses                      2,169
                                                     ------

             Net unrealized gain                     $  795
                                                     ======

Note 3 - Capital Lease Obligation
         ------------------------

         The Company leased both computer and office equipment under capital leases during 1997 and only computer equipment during 1996. The economic substance of the leases is that the Company is financing the acquisition of the equipment through the leases and, accordingly, they are recorded in the Company's assets and liabilities.

         The following are schedules by years of the future minimum payments required under the leases together with their present value as of June 30, 1998:


         For the twelve months ended             June 30, 1998
                                                 -------------

                   1999                             $41,372
                   2000                              34,477
                   2001                              22,591
                                                    -------

         Total lease payments                        98,440
         Less: Amount representing interest          12,060
                                                    -------
         Present value of net lease payments         86,380
         Less: Current portion                       30,394
                                                    -------

         Long-term portion                          $55,986
                                                    =======

         The leases are each secured by the underlying equipment.

Note 4 - Lease Commitments
         -----------------

         The Company leases office space under non-cancelable operating leases expiring at July 31, 2002. Such leases contain a provision for increasing rental due to increased expenses, taxes and cost of living.

         The following are schedules by years of future minimum lease payments required under the non-cancelable operating lease.


         For the twelve months ended             June 30, 1998
                                                 -------------
                   1999                            $ 92,084
                   2000                              94,776
                   2001                              98,546
                   2002                             106,756
                                                   --------
                   Total                           $392,162
                                                   ========


         All rental payments are charged to operations as they are made. Rental income is netted against rental expense.


Note 5 - Related Party Transactions
         --------------------------
         The Company leases office space to a related party, EMCO Estate Management Company, Inc. ("EMCO") which amounted to $0 for the six months ended June 30, 1998. As of June 30,1998, the Company owed EMCO $5,711.




         The Company leases office space to a related party, Starwood Corporation ("SWC") which amounted to $2,400 for the six months ended June 30, 1998. As of June 30, 1998, SWC owed the Company $5,172.

Note 6 - Fair Value of Financial Instruments
         -----------------------------------

         The carrying amounts of financial instruments including cash, accounts receivable, accrued compensation and accounts payable approximated fair value as of June 30, 1998 because of the relatively short-term maturity of these instruments.

















                    Pro Forma Financial Information
                    -------------------------------

        The following unaudited pro forma combined consolidated balance sheet gives effect to the acquisition of Fiduciary Counsel as if it were consummated on June 30, 1998.

        The following pro forma unaudited combined consolidated income statements for the year ended December 31, 1997 and for the six-month period ended June 30, 1998 set forth the results of operations of the Company combined with the results of operations of Fiduciary Counsel as if the acquisition had occurred as of January 1, 1997.

        The unaudited pro forma combined consolidated financial statements should be read in conjunction with the accompanying Notes to the Pro Forma Combined Financial Statements (Unaudited) and with the historical financial statements of the Company and Fiduciary Counsel. These pro forma combined consolidated financial statements may not be indicative of the results of operations that actually would have occurred if the acquisition had been consummated on the dates assumed above or of the results of operations that may be achieved in the future.








                                    UNIFIED FINANCIAL SERVICES, INC. AND SUBSIDIARIES
                                Pro Forma Condensed Consolidated Balance Sheet (unaudited)
                                                    As at June 30, 1998

                                                                                 Adjustments and Eliminations
                                                                                 ----------------------------
                                                     Unified
                                                    Financial        Fiduciary
                                                    Services       Counsel, Inc.     Debit          Credit       Combined
                                                   -----------     -------------  ----------       --------    -----------
ASSETS:
CURRENT ASSETS:
  Cash and cash equivalents                        $ 8,646,373       $302,465     $      -         $800,835    $ 8,148,003
  Investment in affiliated mutual funds                474,168                                                     474,168
  Investment in non-affiliated mutual funds            204,830                                                     204,830
  Notes receivable, affiliated company                     -                                                           -
  Loan receivable                                          -          166,770                                      166,770
  Accounts receivable (net of allowance for                                                                            -
    doubtful accounts of $2,041)                     1,631,525         40,186                                    1,671,711
  Prepaid and sundry assets                            145,707         28,416                                      174,123
                                                   -----------       --------     ----------       --------    -----------
    Total current assets                            11,102,603        537,837            -          800,835     10,839,605
                                                   -----------       --------     ----------       --------    -----------
FIXED ASSETS, AT COST:
  Equipment and furniture (net of accumulated
    depreciation)                                      582,621                                                     582,621
  Capitalized leased equipment and leasehold
    improvements (net of accumulated depreciation
    and amortization)                                   40,464        111,463                                      151,927
                                                   -----------       --------     ----------       --------    -----------
    Total fixed assets                                 623,085        111,463            -              -          734,548
                                                   -----------       --------     ----------       --------    -----------
NON-CURRENT ASSETS:
  Investment in debt securities                        864,175                                                     864,175
  Organization cost net of accumulated
    amortization of $213,295                           376,150                                                     376,150
  Equity in and advances in affiliates                                                                                 -
  Goodwill                                                                         1,500,920                     1,500,920
  Notes receivable, net of current maturity                                                                            -
  Other assets                                                         37,144                                       37,144
                                                   -----------       --------     ----------       --------    -----------
    Total non-current assets                         1,240,325         37,144      1,500,920            -        2,778,389
                                                   -----------       --------     ----------       --------    -----------
    Total fixed and non-current assets               1,863,410        148,607      1,500,920            -        3,512,937
                                                   -----------       --------     ----------       --------    -----------
    Total assets                                   $12,966,013       $686,444     $1,500,920       $800,835    $14,352,542
                                                   ===========       ========     ==========       ========    ===========

See notes to consolidated financial statements.





                                    UNIFIED FINANCIAL SERVICES, INC. AND SUBSIDIARIES
                                Pro Forma Condensed Consolidated Balance Sheet (unaudited)
                                                    As at June 30, 1998

                                                                                Adjustments and Eliminations
                                                                                 ----------------------------
                                                     Unified
                                                    Financial        Fiduciary
                                                    Services       Counsel, Inc.     Debit          Credit       Combined
                                                   -----------     -------------  ----------       --------    -----------
LIABILITIES AND STOCKHOLDERS' EQUITY:
CURRENT LIABILITIES:
  Current portion of capitalized leases            $    18,746       $ 30,694     $      -         $    -      $    49,440
  Current portion of bank loan                          30,719            -                                         30,719
  Accounts payable and accrued expenses                728,610         53,074                        22,000        803,684
  Accrued compensation and benefits                    292,041        172,000                                      464,041
  Payable to broker/dealers                            337,659            -                                        337,659
  Income taxes payable                                   5,548            -                                          5,548
  Deferred income taxes                                 59,918            -                                         59,918
  Other liabilities                                  1,115,477        120,325                                    1,235,802
                                                   -----------       --------     ----------       --------    -----------
    Total current liabilities                        2,588,718        376,093            -           22,000      2,986,811
                                                   -----------       --------     ----------       --------    -----------
LONG-TERM LIABILITIES:
  Long-term capitalized lease
   obligations, net of current portion                  10,860         55,686                                       66,546
  Bank loan, net of current portion                    306,217            -                                        306,217
  Other long-term liabilities                                                                        30,000         30,000
  Deferred income taxes                                    800            -                                            800
                                                   -----------       --------     ----------       --------    -----------
    Total long-term liabilities                        317,877         55,686            -           30,000        403,563
                                                   -----------       --------     ----------       --------    -----------
    Total liabilities                                2,906,595        431,779            -           52,000      3,390,374
                                                   -----------       --------     ----------       --------    -----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock, par value $.01 per share                18,748         52,809         52,809         36,110         54,858
  Preferred stock Series A                                 -                                                           -
  Preferred stock Series B                                 -                                                           -
  Preferred stock Series C                               2,100                                                       2,100
  Additional paid-in capital                         9,116,116        168,243        168,243        866,640      9,982,756
  Retained earnings                                    922,454         33,863         33,863                       922,454
  Less: Treasury stock                                     -             (250)                          250            -
                                                   -----------       --------     ----------       --------    -----------
    Total stockholders' equity                      10,059,418        254,665        254,915        903,000     10,962,168
                                                   -----------       --------     ----------       --------    -----------
    Total liabilities and stockholders' equity     $12,966,013       $686,444     $  254,915       $955,000    $14,352,542
                                                   ===========       ========     ==========       ========    ===========

See notes to consolidated financial statements.





                                     UNIFIED FINANCIAL SERVICES, INC. AND SUBSIDIARIES
                             Pro Forma Condensed Consolidated Statement of Income (unaudited)
                                          For the six months ended June 30, 1998

                                                                                 Adjustments and Eliminations
                                                                                 ----------------------------
                                                     Unified
                                                    Financial        Fiduciary
                                                    Services       Counsel, Inc.     Debit          Credit       Combined
                                                   -----------     -------------  ----------       --------    -----------
REVENUE
  Brokerage                                        $ 1,604,177       $658,854     $      -         $    -      $ 2,263,031
  Fund services                                        545,776                                                     545,776
  Investment advisory                                1,343,715                                                   1,343,715
  Trust and administration services                    561,589                                                     561,589
  Software and programming services                     16,502                                                      16,502
  Other income                                         177,406          4,032                                      181,438
                                                   -----------       --------     ----------       --------    -----------
    Total revenue                                    4,249,165        662,886            -              -        4,912,051
                                                   -----------       --------     ----------       --------    -----------
COST OF SALES:
  Brokerage revenue charges                            582,410                                                     582,410
  Investment fees                                       66,273                                                      66,273
  Administration fees                                   43,829                                                      43,829
                                                   -----------       --------     ----------       --------    -----------
    Total cost of sales                                692,512            -              -              -          692,512
                                                   -----------       --------     ----------       --------    -----------
    Gross profit                                     3,556,653        662,886            -              -        4,219,539
                                                   -----------       --------     ----------       --------    -----------
EXPENSES:
  Employee compensation and benefits                 1,341,078        412,247                                    1,753,325
  Brokerage operating charges                          187,146                                                     187,146
  Fund services operating charges                      311,716                                                     311,716
  Mail and courier service                              49,027          9,572                                       58,599
  Telephone                                             57,699          8,633                                       66,332
  Equipment rental and maintenance                      72,701         28,585                                      101,286
  Occupancy                                            143,463         42,876                                      186,339
  Depreciation and amortization                        141,702         22,707                                      164,409
  All other                                            507,535        166,442                                      673,977
                                                   -----------       --------     ----------       --------    -----------
    Total expenses                                   2,812,067        691,062            -              -        3,503,129
                                                   -----------       --------     ----------       --------    -----------
Income from operations                                 744,586        (28,176)           -              -          716,410
                                                   -----------       --------     ----------       --------    -----------
OTHER INCOME (LOSS):
  Unrealized gain or (loss) on securities               30,119                                                      30,119
  Realized gain or (loss) on securities                  6,250                                                       6,250
  Results of affiliate (loss) or gain                  (39,945)                                                    (39,945)
  Gain or (loss) on sale/disposal of fixed assets        5,140         (1,223)                                       3,917
                                                   -----------       --------     ----------       --------    -----------
    Total other income (loss)                            1,564         (1,223)           -              -              341
                                                   -----------       --------     ----------       --------    -----------
Income before income taxes                             746,150        (29,399)           -              -          716,751
                                                   -----------       --------     ----------       --------    -----------
INCOME TAXES:
  Current                                                1,904                                                       1,904
  Deferred                                              (6,080)        (2,847)                                      (6,080)
                                                   -----------       --------     ----------       --------    -----------
    Total income taxes                                  (4,176)        (2,847)           -              -           (4,176)
                                                   -----------       --------     ----------       --------    -----------
    Net income                                     $   750,326       $(26,552)    $      -         $    -      $   720,927
                                                   ===========       ========     ==========       ========    ===========

See notes to consolidated financial statements.

                                     UNIFIED FINANCIAL SERVICES, INC. AND SUBSIDIARIES
                             Pro Forma Condensed Consolidated Statement of Income (unaudited)
                                           For the year ended December 31, 1997

                                                                                        Adjustments and Eliminations
                                                                                        ----------------------------
                                                             Unified
                                                            Financial     Fiduciary
                                                            Services     Counsel, Inc.      Debit         Credit       Combined
                                                           ----------    -------------     --------      --------     ----------
REVENUE
 Brokerage                                                 $2,542,130     $                $    -        $    -       $2,542,130
 Fund services                                              1,624,395                                                  1,624,395
 Investment advisory                                        1,859,566      1,277,954                                   3,137,520
 Trust and administration services                            367,555                                                    367,555
 Software and programming services                            131,787                                                    131,787
 Other income                                                 189,055          3,498                                     192,553
                                                           ----------     ----------       --------      --------     ----------
    Total revenue                                           6,714,488      1,281,452            -             -        7,995,940
                                                           ----------     ----------       --------      --------     ----------

COST OF SALES:
 Brokerage revenue charges                                  1,712,545                                                  1,712,545
 Investment fees                                               90,768                                                     90,768
 Administration fees                                           59,015                                                     59,015
                                                           ----------     ----------       --------      --------     ----------
    Total cost of sales                                     1,862,328            -              -             -        1,862,328
                                                           ----------     ----------       --------      --------     ----------
    Gross profit                                            4,852,160      1,281,452            -             -        6,133,612
                                                           ----------     ----------       --------      --------     ----------

EXPENSES:
 Employee compensation and benefits                         2,623,443        482,873                                   3,106,316
 Brokerage operating charges                                  317,381                                                    317,381
 Fund services operating charges                              235,561                                                    235,561
 Mail and courier service                                      50,518         13,724                                      64,242
 Telephone                                                    104,068          6,283                                     110,351
 Equipment rental and maintenance                              90,404            -                                        90,404
 Occupancy                                                    216,618        115,856                                     332,474
 Depreciation and amortization                                189,752         55,276                                     245,028
 All other                                                    596,394        477,648                                   1,074,042
                                                           ----------     ----------       --------      --------     ----------
    Total expenses                                          4,424,139      1,151,660            -             -        5,575,799
                                                           ----------     ----------       --------      --------     ----------
Income from operations                                        428,021        129,792            -             -          557,813
                                                           ----------     ----------       --------      --------     ----------

OTHER INCOME (LOSS):
 Unrealized gain or (loss) on securities                       28,855                                                     28,855
 Realized gain or (loss) on securities                         15,647          6,540                                      22,187
 Results of affiliate (loss) or gain                         (160,298)                                                  (160,298)
 Gain or (loss) on sale/disposal of fixed assets                  -            1,700                                       1,700
                                                           ----------     ----------       --------      --------     ----------
    Total other income (loss)                                (115,796)         8,240            -             -         (107,556)
                                                           ----------     ----------       --------      --------     ----------
Income before income taxes                                    312,225        138,032            -             -          450,257
                                                           ----------     ----------       --------      --------     ----------

INCOME TAXES:
 Current                                                       45,500          3,740                                       1,904
 Deferred                                                       7,500                                                     (6,080)
                                                           ----------     ----------       --------      --------     ----------
    Total income taxes                                         53,000          3,740            -             -           (4,176)
                                                           ----------     ----------       --------      --------     ----------
    Net income                                             $  259,225     $  134,292       $    -        $    -       $  454,433
                                                           ==========     ==========       ========      ========     ==========

See notes to consolidated financial statements.





           UNIFIED FINANCIAL SERVICES, INC. AND SUBSIDIARIES
     Notes to Pro Forma Condensed Consolidated Financial Statements
                            (Unaudited)



Acquisition of Fiduciary Counsel, Inc.

Effective August 21, 1998, the Company acquired Fiduciary Counsel, Inc. in a transaction to be accounted for under the purchase method of accounting. In connection with the acquisition, the Company issued 36,110 shares of Common Stock and paid $800,835 in cash in exchange for all of the outstanding shares of capital stock of Fiduciary Counsel, Inc.

The pro forma excess of cost over fair values of net assets acquired was $1,500,920 for Fiduciary Counsel, Inc. as of June 30, 1998. Such goodwill will be amortized.

















                                SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           UNIFIED FINANCIAL SERVICES, INC.



Dated:  October 20, 1998                   By: /s/ Timothy L. Ashburn
                                               -----------------------------
                                               Timothy L. Ashburn
                                               Chairman, President and Chief
                                               Executive Officer








                                    EXHIBIT INDEX

Exhibit No.        Description
-----------        -----------
    2              Agreement and Plan of Merger, dated July 10, 1998, by and
                   among Unified Financial Services, Inc., Fiduciary
                   Acquisition Corporation, Fiduciary Counsel, Inc.,
                   Associated Family Services, Inc., Intellectronic
                   Management Systems, Inc., Jack R. Orben, Andrew E.
                   Beer and Charles C. Hickox<F*>

    23 Consent of Larry E. Nunn & Associates, L.L.C. with respect to its report dated October 6, 1998 regarding the financial statements of Fiduciary Counsel, Inc.




-------------
<F*> Previously filed.







                                  - 25 -